EXHIBIT 23.1


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We  consent  to  incorporation  by  reference  in  the  following   Registration
Statements  under the  Securities  Act of 1933 as filed by  AdZone  Interactive,
Inc.:

Form S-8, dated January 28, 2002        SEC File No. 333-81498
Form S-8, dated February 21, 2002       SEC File No. 333-83130
Form S-8, dated August 16, 2002         SEC File No. 333-98289

of our independent accountant's review report, dated November 13, 2002, relating to the balance sheets of AdZone Research, Inc. (a Delaware corporation and a development stage company) (SEC File No. 0-28717, CIK # 1102013) as of September 30, 2002 and 2001 and the related statements of operations and comprehensive lfor the six and three months ended September 30, 2002 and 2001 and for the period from February 28, 2000 (of inception) through September 30, 2002, respectively; the related statement of changes in shareholders' equity for the period from February 28, 2000 (date of inception) through September 30, 2002; and the related statements of cash flows for the six months ended September 30, 2002 and 2001 and for the period from February 28, 2000 (date of inception) through September 30, 2002, respectively, which report has been submitted to management as it relates to the March 31, 2002 Quarterly Report on Form 10-QSB of AdZone Research, Inc.

                                        /s/ S. W. Hatfield, CPA
                                        -------------------------------
                                        S. W. HATFIELD, CPA

Dallas, Texas
November 14, 2002